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                                                                    EXHIBIT 10.2

                          CHANGE IN CONTROL AGREEMENT

         CHANGE IN CONTROL AGREEMENT (this "Agreement") entered into as of January 7, 2003, by and between J. Paul Quinn (the "Executive") and N2H2, Inc., a Washington corporation (the "Company").

                                    RECITALS

         A. The Executive was hired by the Company on or about November 2000, and now serves as the Company's CFO.

         B. The Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as defined below) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key personnel because of the uncertainties inherent in such a situation.

         C. The Board has determined that it is in the best interests of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal, financial and employment security.

         D. In order to induce the Executive to continue employment with the Company, as well as to remain with the Company in the event of a threat or occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event that the Executive's employment is terminated as a result of, or in connection with, an impending or actual Change in Control.

                                    AGREEMENT

         In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.       Definitions.

         (a) Accrued Compensation. For all purposes under this Agreement, "Accrued Compensation" shall mean an amount that shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including (i) Base Compensation, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company in accordance with the Company's reimbursement policies during the period ending on the Termination Date, (iii) accrued, but unused vacation pay and (iv) bonuses and incentive compensation.

         (b) Base Compensation. For purposes of this Agreement, "Base Compensation" shall mean the greater of the Executive's annualized base salary
(i) as reflected in the Company's payroll records as of the effective date of this Agreement and (ii) at the highest rate in effect at any time during the ninety (90) days prior to the Change in Control, and shall include all amounts of base salary that are deferred under the benefit plans of the Company or any other agreement or arrangement.



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         (c) Cause. For all purposes under this Agreement, "Cause" shall mean:

                  (i) the failure by the Executive to perform his or her duties for the Company (other than any such failure resulting from his or her death or Disability);

                  (ii) the Executive's use of illegal drugs and/or abuse of alcohol; provided, however, that as to alcohol abuse, the Executive shall be given notice and a thirty (30) day opportunity to remedy the problem;

                  (iii) an act by the Executive that constitutes misconduct or fraud and that has a material adverse effect on the Company; or

                  (iv) conviction of, or a plea of "guilty" or "no contest" to, any felony or crime of moral turpitude.

         (d) Change in Control. For all purposes under this Agreement, "Change in Control" shall have the meaning given to such term in the Company's 2000 Stock Option Plan, as in effect on the date hereof without regard to any subsequent changes adopted hereafter.

         (e) Company. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the agreement of assumption described in Section 6(a) or which becomes bound by this Agreement by operation of law.

         (f) Disability. For all purposes under this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties with the Company for one hundred eighty (180) days or more during any twelve month period and the Executive has not returned to full time employment prior to the Termination Date.

         (g) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean:

                  (i) any material reduction in the Executive's duties, authority, or responsibility;

                  (ii) any reduction in the Executive's Base Compensation or any failure to pay the Executive the compensation or benefits to which the Executive is entitled within ten (10) days after receipt of written notice from the Executive;

                  (iii) notification to the Executive that his or her principal place of work will be relocated by a distance of [35] miles or more;

                  (iv) any material breach by the Company of any term of this Agreement, and the failure of the Company to cure such breach within ten (10) days from the Company's receipt of written notice from the Executive setting forth the nature of the alleged breach;


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                  (v) any purported termination of the Executive's employment for cause by the Company which does not comply with the terms of Section 1(c);
or

                  (vi) the failure of the Company to obtain an agreement, reasonably satisfactory to the Executive, from any successors or assigns of the Company to assume and agree to perform this Agreement, as contemplated by
Section 6(a).

         (h) Notice of Termination. For all purposes under this Agreement, "Notice of Termination" shall mean a written notice of termination of the Executive's employment from the Company, which notice indicates the date on which termination is to be effective, and the specific termination provision in this Agreement relied upon, and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (i) Termination Date. For all purposes under this Agreement, "Termination Date" shall mean, in the case of the Executive's death, the Executive's date of death, in the case of Good Reason, the last day of the Executive's employment and, in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least fifteen (15) days from the date the Notice of Termination is given to the Executive.

2. Effective Date and Term of Agreement. This Agreement is effective on the date hereof and shall continue in effect until the Company shall have given one (1) year's written notice of cancellation; provided, however, that notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of nine (9) months after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement. Except as provided in
Section 3, this Agreement shall terminate if the Executive or the Company terminates the Executive's employment prior to a Change in Control.

3. Termination of Employment.

         (a) If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within nine (9) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                  (i) If the Executive's employment with the Company shall be terminated (A) by the Company for Cause or Disability, (B) by reason of the Executive's death or (C) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation.

                  (ii) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3(a)(i), the Executive shall be entitled to the following:

                        (1) the Company shall pay the Executive all Accrued Compensation;


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                        (2) the Company shall pay the Executive as severance pay
and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to nine twelfths (9/12) of the Base Compensation; and

                        (3) for a period of nine (9) months after the Termination Date (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and the Executive's dependents and beneficiaries the [life insurance, disability, medical, dental and hospitalization] benefits provided (A) to the Executive at any time during the ninety (90) day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated employees who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3(a)(ii)(3) during the Continuation Period shall be no less favorable to the Executive and his or her dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (3) shall not be interpreted so as to limit any benefits to which the Executive or his or her dependents or beneficiaries may be entitled under any of the Company's benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree, medical and life insurance benefits.

         (b) If, during the term of this Agreement, the Executive's employment with the Company shall be terminated in connection with an impending Change in Control for any reason other than the reasons specified in Section 3(a)(i), the Executive shall be entitled to the compensation and benefits described in
Section 3(a)(ii) above. The Board shall determine in good faith whether such a termination or resignation is occurring in connection with an impending Change in Control. However, such a termination shall in any event be deemed to be in connection with an impending Change in Control if such termination or resignation (i) is required by the definitive merger agreement or other instrument relating to such Change in Control or (ii) is made at the express request of the other party to the transaction constituting such Change in Control.

         (c) The amounts provided for in Section 3(a) shall be paid in a lump-sum cash payment not more than fifteen (15) business days following the Executive's Termination Date (or earlier, if required by applicable law).

         (d) The severance pay and benefits provided for in this Section 3 shall be in lieu of any other post termination of employment payments to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

         (e) Notwithstanding Section 3(d), or anything to the contrary herein, nothing in this Agreement shall be construed to modify or amend the terms of any stock option grant made to the Executive, the terms of which shall continue to be governed by the applicable stock option

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letter agreement between the Executive and the Company and the applicable stock option plan under which such stock option was granted.

         (f) The Executive shall not be required to mitigate the amount of any payment contemplated by this Section 3 (whether by seeking new employment or in any other manner). No such payment shall be reduced by earnings that the Executive may receive from any other source.

         (g) The Executive's right to the severance payments under this Agreement shall be conditioned upon the Executive's execution and delivery of a release agreement in a form satisfactory to the Company, that is not revoked by the Executive.

4.       Notice of Termination

         Within twelve (12) months following a Change in Control, any purported termination of the Executive's employment shall be communicated by a Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

5.       Tax Effect of Payments.

         (a) Tax Restoration Payment. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Total Payments shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of the Total Payments notwithstanding that all or some portion of the Total Payments may be taxable under Section 4999 of the Code.

         (b) Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code) that are required to be made under this Section 5, shall be made by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), who shall provide their determination (the "Determination"), together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to the Executive within seven (7) business days of the Executive's termination date, if applicable, or such earlier time as is requested by the Company or by the Executive. The Auditors shall furnish the Executive with a written statement that such Auditors have concluded

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that no Excise Tax is payable (including the reasons therefor) and that the
Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any Determination by the Auditors shall be binding upon the Company and the Executive, absent manifest error. The Company shall pay the fees and costs of the Accountants.

6.       Successors.

         (a) Company's Successors. The Company shall require any successor and assigns (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession.

         (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7.       Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him or her at the home address that he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its CEO and President.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Entire Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (d) No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Washington.


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         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Seattle, Washington, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association and attorney fees shall be paid as determined by the arbitrator.

         (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including, without limitation, bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

         (i) Consultation with Counsel. The Executive acknowledges that (i) he or she has been given the opportunity to consult with counsel of his or her own choice concerning this Agreement, and (ii) he or she has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based upon his or her own judgment with or without the advice of such counsel.

                            [Signature Page Follows]



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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, and, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                        EXECUTIVE



                                        /s/ J. Paul Quinn


                                        Name:  J. Paul Quinn
                                               ---------------------------------



                                        N2H2, INC.



                                        By:    /s/ Howard P. Welt


                                               Name: Howard Philip Welt
                                                     ---------------------------


                                               Its:  President & CEO
                                                     ----------------------



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